                                EXHIBIT 4.6

                           CERTIFICATE OF TRUST

                                    OF

                         OLD KENT CAPITAL TRUST I


          THIS Certificate of Trust of Old Kent Capital Trust I (the "Trust"), dated as of January 27, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. <Section>3801, ET. SEQ.).

          1. NAME. The name of the business trust formed hereby is Old Kent Capital Trust I.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.


                              BANKERS TRUST (DELAWARE),
                              not in its individual capacity but solely as trustee of the Trust



                              By: /S/ JAMES H. STALLKAMP
                                  Name:  James H. Stallkamp
                                  Title: President